Exhibit 99.1

Talos Energy and its Partners Announce Submission of Unit Development Plan for Zama Project in Mexico

Houston, TX, March 23, 2023, – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) and the other Zama Unit Holders Wintershall Dea, Harbour Energy plc (“Harbour”) and Petróleos Mexicanos (“Pemex”), today announced that on March 23, 2023, Pemex, as operator, submitted the Zama Unit Development Plan (“UDP”) to Mexico’s National Commission of Hydrocarbons (“CNH”) for formal approval. An Integrated Project Team (“IPT”) comprised of individuals from all four Zama Unit Holders has been established to manage the development and operation of Zama going forward.

The Zama UDP envisages two offshore fixed platforms, 46 dry-tree wells, and oil and gas transportation to new facilities in Terminal Maritima Dos Bocas. The Zama Unit Holders have also finalized agreements for oil and gas marketing and facilities use based on globally recognized market indices and terms consistent with international best practices. Front-End Engineering and Design (“FEED”) work is expected to continue while awaiting UDP approval from CNH, expected within the next six months, allowing for a subsequent Final Investment Decision (“FID”) to be made after all regulatory approvals are obtained.

The Zama Unit Holders have formed an IPT to manage project delivery and operations during the construction phase. The IPT is designed to provide technical, operational and execution expertise, leveraging the talents from each of the Zama Unit Holders. The IPT will report to the Zama Unit Operating Committee, which includes representatives from each of the companies. Talos, together with Pemex, Wintershall Dea and Harbour, will co-lead different work groups within the IPT. Talos and Pemex will co-lead the planning, drilling, construction, and completion of all Zama wells and co-lead the planning, execution, and delivery of Zama’s offshore infrastructure. Talos, Pemex, and Wintershall Dea will co-lead the project management office.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “Today’s announcements represent an important step in moving the Zama project forward. The UDP provides an efficient development plan that we expect to advance this discovery to first production. Separately, the IPT provides important roles for each of the Zama Unit Holders, a structure which we believe best leverages the talents of each organization and optimizes project governance. We understand the importance of this project to Mexico and look forward to continuing our collaboration as we look towards formal approval and to advance the project to FID.”

Zama was discovered in 2017 and fully appraised in 2019 by the Block 7 consortium, which includes Talos, Wintershall Dea and Harbour. Zama is being developed to produce up to 180,000 barrels of oil equivalent per day, which represents over 10% of Mexico’s current oil production. Production is expected to be comprised of approximately 94% oil of excellent quality, with API gravities of between 26° and 29°. Zama has been awarded “strategic project” status by Pemex and the Mexican Government. As per the Unitisation Resolution from March 2022, initial participating interests are Pemex 50.4%, Talos 17.4%, Wintershall Dea 19.8% and Harbour 12.4%.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise toward the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACTS

Sergio Maiworm

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the approval of our UDP on the terms currently contemplated or at all, the success of our carbon capture and sequestration projects, commodity price volatility, the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions; the impact of the ongoing sub-surface water flood project in the Phoenix Field and any updates to our estimated ultimate recovery from such project; lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors; sustained inflation and the impact of central bank policy in response thereto; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; adverse weather events, including tropical storms, hurricanes and winter storms; cybersecurity threats; the continued impact of the coronavirus disease 2019 (“COVID-19”), including any new strains or variants, and governmental measures related thereto; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions; changes to federal income tax laws and regulations, including the Inflation Reduction Act of 2022; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002